Exhibit 5.1


                  [Letterhead of Pillsbury Madison & Sutro LLP]


             June 30, 1997



Western Micro Technology, Inc.
254 E. Hacienda Avenue
Campbell, CA  95008

     Re:     Registration Statement on Form S-8


Ladies and Gentlemen:

         With reference to the Registration Statement on Form S-8 to be filed by Western Micro Technology, Inc., a California corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 850,000 shares of the Company's common stock, without par value (the "Common Stock") of which (i) 700,000 shares are issuable pursuant to the Company's 1994 Stock Option Plan, as amended and restated (the "Plan"), (ii) 140,000 shares in the aggregate pursuant to certain Employment Agreements with the Company and Alan M. Bynder and Michael R. Duhaime (the "Employment Agreements") and (iii) 10,000 shares in the aggregate pursuant to certain Nonstatutory Stock Option Agreements with Outside Directors with the Company and William H. Welling and K. William Sickler (the "Option Agreements"), it is our opinion that the Common Stock, when issued and sold in accordance with the Plan, the Employment Agreements and the Option Agreements will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                   Very truly yours,



                                   /s/ Pillsbury Madison & Sutro LLP

E-5573